# Liberty Renewable Fuels, LLC

*Driving America's Energy Independence*

November 5, 2007

Scott Everett
Earthscape Resource Management
318 W. Ottawa
Lansing, MI 48933

Dear Scott:

We greatly appreciate your service to Liberty Renewable Fuels, LLC as it has been very valuable. However, Liberty is providing a 30 day written notice that your current contract with Liberty will expire December 7, 2007.

We look forward to discussing with you further the possibilities of additional services that Liberty might need and that you might be able to provide.

Sincerely,

David Skjaerlund

David Skjaerlund, PhD
President & CEO
Liberty Renewable Fuels, LLC